EXHIBIT 10.1

THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT
THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective as of the 30th day of June, 2015, by GAHC3 PENNSYLVANIA SENIOR HOUSING PORTFOLIO, LLC, a Delaware limited liability company (“Buyer”), and ABEKING ASSOCIATES, L.P., a limited partnership organized under the laws of the Commonwealth of Pennsylvania, WESTRUM HANOVER LP, a limited partnership organized under the laws of the state of Delaware, and ONE BOYERTOWN PROPERTIES LP, a limited partnership organized under the laws of the Commonwealth of Pennsylvania (individually and collectively, “Seller” or “Sellers”).
W I T N E S S E T H:
Buyer and Sellers entered into that certain Asset Purchase Agreement effective as of February 25, 2015, as amended (the “Purchase Agreement”). Capitalized terms not defined herein shall have the meaning given to them in the Purchase Agreement. Buyer and Sellers desire to amend the Purchase Agreement as herein set forth.
NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) in hand paid and in consideration of the covenants and agreements herein contained, the adequacy and sufficiency of which are hereby acknowledged by the parties, the parties hereto mutually agree as follows:
1.    Addition of Seller and Property. Two Boyertown Properties, LP, a Pennsylvania limited partnership (“Two Boyertown”), is the owner of the real property and improvements located legal described on Exhibit A attached hereto (the “Two Boyertown Property”). Two Boyertown joins the execution of this Amendment to memorialize its agreement to sell the Two Boyertown Property to or as directed by Buyer, in accordance with the terms of the Agreement. The Two Boyertown Property shall be deemed to be a part of the Property for purposes of the Agreement.
2.    Allocation of Purchase Price. Section 1.7 of the Purchase Agreement is amended by changing “$29,000,000.00” in subsection 1.7(c) to “$28,750,000.00” and adding a new subsection 1.7(d) which shall read as follows:
“(d)    Two Boyertown Property        $250,000.00”
The aforesaid amount payable for the Two Boyertown Property shall be paid to or as directed by Two Boyertown.
3.    Full Force and Effect. Except as specifically provided herein, the Purchase Agreement is unchanged and remains in full force and effect.
4.    Counterparts; Facsimile Execution. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered via telephonic or electronic facsimile or PDF transmission.

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IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement effective as of the day and year first set forth above.

“SELLERS” ABEKING ASSOCIATES, L.P., a Pennsylvania limited partnership		WESTRUM HANOVER LP, a Delaware limited partnership
By:	/s/ DAVID LOVITZ	By:	/s/ DAVID LOVITZ
Name:	David Lovitz	Name:	David Lovitz
Title:	General Partner	Title:	General Partner

ONE BOYERTOWN PROPERTIES LP, a Pennsylvania limited partnership		TWO BOYERTOWN PROPERTIES LP, a Pennsylvania limited partnership
By:	/s/ DAVID LOVITZ	By:	/s/ DAVID LOVITZ
Name:	David Lovitz	Name:	David Lovitz
Title:	General Partner	Title:	Partner

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“BUYER”

GAHC3 PENNSYLVANIA SENIOR HOUSING PORTFOLIO, LLC, a Delaware limited liability company

By: Griffin-American Healthcare REIT III Holdings, LP, its Sole Member

By: Griffin-American Healthcare REIT III, Inc., its General Partner

By:	/s/ DANNY PROSKY
Name:	Danny Prosky
Title:	President and Chief Operating Officer